Exhibit 99.1

For investors	For media
+1 858-221-3304	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

Resmed Inc. Announces Results for the Second Quarter of Fiscal Year 2026

•	Revenue increased by 11% to $1.4 billion; up 9% on a constant currency basis

•	Gross margin up 320 bps to 61.8%; non-GAAP gross margin up 310 bps to 62.3%

•	Income from operations increased 18%; non-GAAP income from operations up 19%

•	Diluted earnings per share of $2.68; non-GAAP diluted earnings per share of $2.81

•	Operating cash flow of $340 million

Note: A webcast of Resmed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, January 29, 2026 – Resmed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended December 31, 2025.

“Our second quarter results demonstrate the strength and resilience of our global business as we continue advancing our mission to help people sleep better, breathe better, and live longer and healthier lives in the comfort of their own home,” said Resmed’s Chairman and CEO, Mick Farrell.

“Year-over-year, we delivered 11% headline revenue growth, 310 basis points of non-GAAP gross margin expansion, and continued operating excellence, resulting in another quarter of mid-teens non-GAAP EPS growth. These results reflect strong ongoing demand for our market-leading sleep and respiratory care devices, as well as the growing impact of our digital health ecosystem that spans more than 140 countries.

As we move into the second half of fiscal year 2026, we will continue to invest in innovation to scale our digital health capabilities and expand global access to life-saving care, while delivering sustainable, profitable growth.”

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	December 31, 2025	December 31, 2024	% Change	Constant Currency (A)
Revenue	$1,422.8	$1,282.1	11%	9%
Gross margin	61.8%	58.6%	5
Non-GAAP gross margin (B)	62.3%	59.2%	5
Selling, general, and administrative expenses	278.4	241.6	15	12
Research and development expenses	91.0	81.4	12	10
Income from operations	491.7	417.2	18
Non-GAAP income from operations (B)	517.2	435.9	19
Net income	392.6	344.6	14
Non-GAAP net income (B)	411.5	358.3	15
Diluted earnings per share	$2.68	$2.34	15
Non-GAAP diluted earnings per share (B)	$2.81	$2.43	16

	Six Months Ended
	December 31, 2025	December 31, 2024	% Change	Constant Currency (A)
Revenue	$2,758.4	$2,506.6	10%	8%
Gross margin	61.6%	58.6%	5
Non-GAAP gross margin (B)	62.2%	59.2%	5
Selling, general, and administrative expenses	537.6	480.6	12	10
Research and development expenses	178.3	160.9	11	10
Income from operations	938.2	804.6	17
Non-GAAP income from operations (B)	999.3	842.3	19
Net income	741.1	656.0	13
Non-GAAP net income (B)	786.4	683.7	15
Diluted earnings per share	$5.05	$4.45	13
Non-GAAP diluted earnings per share (B)	$5.36	$4.63	16

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Second Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 9 percent on a constant currency basis, driven by increased demand for our portfolio of sleep devices, masks and accessories.

•	Revenue in the U.S., Canada, and Latin America, excluding Residential Care Software, grew by 11 percent.

•	Revenue in Europe, Asia, and other markets, excluding Residential Care Software, grew by 6 percent on a constant currency basis.

•	Residential Care Software revenue increased by 5 percent on a constant currency basis.

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 3 of 10

•

Gross margin increased by 320 basis points primarily driven by manufacturing and logistics efficiencies and component cost improvements. Non-GAAP gross margin increased by 310 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 12 percent on a constant currency basis. The increase in SG&A expenses was mainly due to additional expenses associated with our VirtuOx acquisition, employee costs as well as marketing and technology investments. SG&A expenses were 19.6 percent of revenue in the quarter, compared with 18.8 percent in the same period of the prior year.

•

We recorded $6 million of restructuring-related charges following the finalization of our company-wide workforce planning activities undertaken in the first quarter of the fiscal year. Restructuring charges were comprised of employee severance and other one-time termination benefits.

•	Income from operations increased by 18 percent and non-GAAP income from operations increased by 19 percent.

•

Net income for the quarter was $393 million and diluted earnings per share was $2.68. Non-GAAP net income increased by 15 percent to $411 million, and non-GAAP diluted earnings per share increased by 16 percent to $2.81, predominantly attributable to strong sales growth and gross margin improvement.

•	Operating cash flow for the quarter was $340 million, compared to net income in the current quarter of $393 million and non-GAAP net income of $411 million.

•	During the quarter, we paid $88 million in dividends to shareholders and repurchased 704,000 shares for consideration of $175 million as part of our ongoing capital management.

Other Business and Operational Highlights

•

Published new research in SLEEP (N=370,000+) showing in patients with OSA across all comorbidity cohorts each additional hour of PAP use linked to a 4.1-6.2% reduction in healthcare utilization over 12-24 months (p < 0.0001).

•	Announced it received FDA clearance for an AI-enabled digital medical device, to be marketed as Smart Comfort, designed to personalize CPAP comfort settings and improve patient adherence.

•	Presented at the J.P. Morgan Healthcare Conference, highlighting its long-term growth opportunities, connected-care ecosystem, and continued leadership in digital sleep and respiratory health.

Dividend program

The Resmed board of directors today declared a quarterly cash dividend of $0.60 per share. The dividend will have a record date of February 12, 2026, payable on March 19, 2026. The dividend will be paid in U.S. currency to holders of Resmed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 11, 2026, for common stockholders and for CDI holders. Resmed has received a waiver from the ASX’s settlement operating rules, which will allow Resmed to defer processing conversions between its common stock and CDI registers from February 11, 2026, through February 12, 2026, inclusive.

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 4 of 10

Webcast details

Resmed will discuss its second quarter fiscal year 2026 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on Resmed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2026 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13757750. The telephone replay will be available until February 12, 2026.

About Resmed

Resmed (NYSE: RMD, ASX: RMD) creates life-changing health technologies that people love. We’re relentlessly committed to pioneering innovative technology to empower millions of people in 140 countries to live happier, healthier lives. Our AI-powered digital health solutions, cloud-connected devices and intelligent software make home healthcare more personalized, accessible and effective. Ultimately, Resmed envisions a world where every person can achieve their full potential through better sleep and breathing, with care delivered in their own home. Learn more about how we’re redefining sleep health at Resmed.com and follow @Resmed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding Resmed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in Resmed’s periodic reports on file with the U.S. Securities & Exchange Commission. Resmed does not undertake to update its forward-looking statements.

– More –

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net revenue	$1,422,808	$1,282,089	$2,758,390	$2,506,598
Cost of sales	536,276	523,180	1,043,217	1,022,800
Amortization of acquired intangibles (1)	7,808	7,634	15,630	15,304

Total cost of sales	$544,084	$530,814	$1,058,847	$1,038,104

Gross profit	$878,724	$751,275	$1,699,543	$1,468,494
Selling, general, and administrative	278,396	241,613	537,590	480,592
Research and development	90,969	81,372	178,292	160,897
Amortization of acquired intangibles (1)	11,764	11,047	23,721	22,451
Restructuring expenses (1)	5,935	—	21,745	—

Total operating expenses	$387,064	$334,032	$761,348	$663,940

Income from operations	$491,660	$417,243	$938,195	$804,554
Other income (expenses), net:
Interest (expense) income, net	$7,949	$(775)	$16,742	$(2,436)
Gain (loss) attributable to equity method investments	1,515	1,077	3,004	2,040
Gain (loss) on equity investments	306	(1,439)	(5,884)	(2,119)
Other, net	(5,282)	2,216	(9,117)	(219)

Total other income (expenses), net	4,488	1,079	4,745	(2,734)

Income before income taxes	$496,148	$418,322	$942,940	$801,820
Income taxes	103,555	73,700	201,811	145,843

Net income	$392,593	$344,622	$741,129	$655,977

Basic earnings per share	$2.69	$2.35	$5.08	$4.47
Diluted earnings per share	$2.68	$2.34	$5.05	$4.45
Non-GAAP diluted earnings per share (1)	$2.81	$2.43	$5.36	$4.63
Basic shares outstanding	145,842	146,810	146,012	146,835
Diluted shares outstanding	146,372	147,481	146,633	147,520

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

– More –

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	December 31, 2025	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$1,417,069	$1,209,450
Accounts receivable, net	985,634	939,492
Inventories	922,045	927,711
Prepayments and other current assets	494,053	428,952

Total current assets	$3,818,801	$3,505,605
Non-current assets:
Property, plant, and equipment, net	$564,254	$550,790
Operating lease right-of-use assets	165,916	167,497
Goodwill and other intangibles, net	3,474,610	3,511,541
Deferred income taxes and other non-current assets	479,789	438,958

Total non-current assets	$4,684,569	$4,668,786

Total assets	$8,503,370	$8,174,391

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$250,406	$278,157
Accrued expenses	391,500	402,253
Operating lease liabilities, current	29,759	30,506
Deferred revenue	176,050	166,030
Income taxes payable	140,493	132,274
Short-term debt	259,906	9,900

Total current liabilities	$1,248,114	$1,019,120
Non-current liabilities:
Deferred revenue	$159,789	$156,803
Deferred income taxes	77,994	77,682
Operating lease liabilities, non-current	154,133	153,015
Other long-term liabilities	138,538	141,520
Long-term debt	403,923	658,392

Total non-current liabilities	$934,377	$1,187,412

Total liabilities	$2,182,491	$2,206,532

Stockholders’ equity
Common stock	$763	$761
Additional paid-in capital	2,102,992	2,033,599
Retained earnings	6,647,285	6,081,490
Treasury stock	(2,400,298)	(2,073,292)
Accumulated other comprehensive income	(29,863)	(74,699)

Total stockholders’ equity	$6,320,879	$5,967,859

Total liabilities and stockholders’ equity	$8,503,370	$8,174,391

– More –

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Six Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$392,593	$344,622	$741,129	$655,977
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	49,885	46,439	97,583	91,169
Amortization of right-of-use assets	12,445	9,463	22,416	18,443
Stock-based compensation costs	28,938	22,634	50,098	42,790
(Gain) loss attributable to equity method investments, net of dividends received	(1,515)	(1,077)	(3,004)	(2,040)
(Gain) loss on equity investments	(306)	1,439	5,884	2,119
Changes in operating assets and liabilities:
Accounts receivable, net	(72,682)	(67,853)	(42,712)	(31,436)
Inventories, net	26,129	(7,641)	11,466	(77,895)
Prepaid expenses, net deferred income taxes and other current assets	(106,387)	(43,623)	(104,075)	(43,746)
Accounts payable, accrued expenses, income taxes payable and other	10,645	4,219	18,281	(21,220)

Net cash provided by (used in) operating activities	$339,745	$308,622	$797,066	$634,161
Cash flows from investing activities:
Purchases of property, plant, and equipment	(28,539)	(20,644)	(71,504)	(38,484)
Patent registration and acquisition costs	(4,537)	(2,825)	(7,351)	(4,592)
Purchases of intangible assets	(1,479)	—	(1,479)	—
Business acquisitions, net of cash acquired	—	(670)	(522)	(670)
Purchases of investments	(4,231)	(1,000)	(6,404)	(2,350)
Proceeds from exits of investments	250	250	250	4,378
Proceeds (payments) on maturity of foreign currency contracts	(12,406)	(11,803)	(16,510)	7,172

Net cash provided by (used in) investing activities	$(50,942)	$(36,692)	$(103,520)	$(34,546)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	29,557	26,877	37,762	35,260
Purchases of treasury stock	(175,014)	(74,986)	(325,024)	(124,991)
Taxes paid related to net share settlement of equity awards	(20,308)	(16,734)	(21,027)	(17,123)
Payments of business combination contingent consideration	—	—	—	(855)
Repayment of borrowings	(5,000)	(5,000)	(5,000)	(35,000)
Dividends paid	(87,584)	(77,695)	(175,334)	(155,586)

Net cash provided by (used in) financing activities	$(258,349)	$(147,538)	$(488,623)	$(298,295)

Effect of exchange rate changes on cash	$2,767	$(28,809)	$2,696	$(17,737)

Net increase (decrease) in cash and cash equivalents	33,221	95,583	207,619	283,583
Cash and cash equivalents at beginning of period	1,383,848	426,361	1,209,450	238,361

Cash and cash equivalents at end of period	$1,417,069	$521,944	$1,417,069	$521,944

– More –

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and are reconciled below:

	Three Months Ended		Six Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$1,422,808	$1,282,089	$2,758,390	$2,506,598
GAAP cost of sales	$544,084	$530,814	$1,058,847	$1,038,104
Less: Amortization of acquired intangibles (A)	(7,808)	(7,634)	(15,630)	(15,304)

Non-GAAP cost of sales	$536,276	$523,180	$1,043,217	$1,022,800
GAAP gross profit	$878,724	$751,275	$1,699,543	$1,468,494
GAAP gross margin	61.8%	58.6%	61.6%	58.6%
Non-GAAP gross profit	$886,532	$758,909	$1,715,173	$1,483,798
Non-GAAP gross margin	62.3%	59.2%	62.2%	59.2%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Six Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP income from operations	$491,660	$417,243	$938,195	$804,554
Amortization of acquired intangibles—cost of sales (A)	7,808	7,634	15,630	15,304
Amortization of acquired intangibles—operating expenses (A)	11,764	11,047	23,721	22,451
Restructuring (A)	5,935	—	21,745	—

Non-GAAP income from operations	$517,167	$435,924	$999,291	$842,309

– More –

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Six Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net income	$392,593	$344,622	$741,129	$655,977
Amortization of acquired intangibles—cost of sales (A)	7,808	7,634	15,630	15,304
Amortization of acquired intangibles—operating expenses (A)	11,764	11,047	23,721	22,451
Restructuring expenses (A)	5,935	—	21,745	—
Income tax effect on non-GAAP adjustments (A)	(6,627)	(4,962)	(15,875)	(10,033)

Non-GAAP net income (A)	$411,473	$358,341	$786,350	$683,699

GAAP diluted shares outstanding	146,372	147,481	146,633	147,520
GAAP diluted earnings per share	$2.68	$2.34	$5.05	$4.45
Non-GAAP diluted earnings per share (A)	$2.81	$2.43	$5.36	$4.63

(A)

Resmed adjusts for the impact of the amortization of acquired intangibles and restructuring expenses from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

Resmed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. Resmed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. Resmed believes this information provides investors better insight when evaluating Resmed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

– More –

RMD Second Quarter 2026 Earnings Press Release – January 29, 2026	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	December 31, 2025 (A)	December 31, 2024 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$448.0	$414.5	8%
Masks and other	387.0	334.5	16

Total U.S., Canada and Latin America	$835.0	$748.9	11
Combined Europe, Asia, and other markets
Devices	$278.2	$254.8	9%	5%
Masks and other	142.7	121.8	17	8

Total Combined Europe, Asia and other markets	$420.9	$376.6	12	6
Global revenue
Total Devices	$726.2	$669.3	9%	7%
Total Masks and other	529.7	456.3	16	14

Total Sleep and Breathing Health	$1,255.9	$1,125.6	12	10
Residential Care Software	166.9	156.5	7	5

Total	$1,422.8	$1,282.1	11	9

	Six Months Ended
	December 31, 2025 (A)	December 31, 2024 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$861.5	$799.0	8%
Masks and other	748.3	657.3	14

Total U.S., Canada and Latin America	$1,609.8	$1,456.3	11
Combined Europe, Asia, and other markets
Devices	$545.0	$496.1	10%	6%
Masks and other	270.6	241.0	12	6

Total Combined Europe, Asia and other markets	$815.6	$737.1	11	6
Global revenue
Total Devices	$1,406.5	$1,295.1	9%	7%
Total Masks and other	1,018.9	898.2	13	12

Total Sleep and Breathing Health	$2,425.4	$2,193.3	11	9
Residential Care Software	333.0	313.3	6	5

Total	$2,758.4	$2,506.6	10	8

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

– End –